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                                                                  Exhibit No. 24

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Armstrong World Industries, Inc.:

We consent to incorporation by reference in Registration Statement No. 33-38837 on Form S-3 and the Registration Statement Nos. 2-50942, 2-77936, 2-91890, 33-18996, 33-60070, 33-18998, 33-29768 and 33-60070 on Form S-8 of Armstrong
World Industries, Inc. of our report dated February 16, 1996, relating to the consolidated balance sheets of Armstrong World Industries, Inc., and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of earnings, cash flows and shareholders' equity and related supplementary information on depreciation rates and schedule for each of the years in the three-year period ended December 31, 1995, which report is included herein.

                                        KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
March 21, 1996